Exhibit 10.23

PROMISSORY NOTE AMENDMENT

(this “Amendment”)

Moncton, New Brunswick

As of September 5, 2024

WHEREAS a loan was made evidenced by a promissory note dated effective June 5, 2024 (attached hereto as Exhibit “A”) (the “Promissory Note”) granted by BREATHE BIOMEDICAL INC., (as “Borrower”) to RONALD J. GOGUEN (the “Lender”);

AND WHEREAS the Borrower and Lender have agreed to amend the terms of the Promissory Note as set out herein.

FOR VALUE RECEIVED, the undersigned hereby agree that the Promissory Note is amended by deleting paragraph one and replacing it with the following:

The Borrower hereby unconditionally promises to pay to the order of the Lender on September 30, 2024 (the “Maturity Date”), immediately available funds, at 191 Halifax Street, Moncton, New Brunswick, or such other location as the Lender shall designate in writing, One-Hundred and One Thousand, Eight-Hundred and Sixty Three Dollars($101,863) and to pay interest on the unpaid principal amount hereof at the rates and on the dates specified below. Repayment shall be made in the lawful currency of Canada.

IN ALL OTHER RESPECTS the terms and conditions contained in the said Promissory Note shall remain unchanged and remain binding upon the Borrower.

As consideration for extending the Maturity Date pursuant to the terms hereof, the Borrower agrees to pay the Lender an extension fee in the amount of $2,500 CAD (the “Extension Fee”), payable on the closing date of the IPO.

This Amendment may be executed in one or more counterparts and by facsimile or portable document format (“pdf”), and each executed counterpart whether original or a facsimile or a pdf shall for all purposes be deemed an original and shall have the same force and effect as an original, all of which together shall constitute in the aggregate one and the same instrument.

This Amendment shall be binding upon and enure to the benefit of the respective heirs, executors, administrators, successors and assigns of the parties herein.

Each of the parties hereto shall from time to time hereafter and upon any reasonable request of the other, execute and deliver, make or cause to be made all such further acts, deeds, assurances and things as may be required or necessary to carry out the intent of this Amendment. If any term, condition or provision of this Amendment shall be determined to be invalid or unenforceable it shall be deemed to be severable from the remainder of this Amendment which shall continue in full force and effect.

This Amendment shall be governed and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the date first written above.

RONALD J. GOGUEN		BREATHE BIOMEDICAL INC.

as Lender		as Borrower

By:	/s/ Ronald J. Goguen	By:	/s/ William Dawes
Name:	Ronald J. Goguen	Name:	William Dawes
		Title:	Chief Executive Officer

2

Exhibit A

[Promissory Note)